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                                                                    Exhibit 10.6


$6,195,615                                                          May 18, 2001


                                PROMISSORY NOTE
                                ---------------


         FOR VALUE RECEIVED, EDWARD W. STACK, a resident of the Commonwealth of Pennsylvania ("Maker"), hereby promises to pay to the order of DICK'S SPORTING GOODS, INC., a Delaware corporation ("Holder"), or its registered assigns, the principal sum of Six Million One Hundred Ninety Five Thousand Six Hundred Fifteen Dollars ($6,195,615), in lawful money of the United States of America, together with interest on the unpaid principal balance outstanding and unpaid from time to time at the rate set forth below, from the date hereof until said unpaid principal balance shall become due and payable (whether at maturity or by declaration of acceleration or otherwise).

1. PRINCIPAL. Maker shall pay the entire principal amount of this Note to Holder or its registered assigns on or before May 18, 2011 (the "Maturity Date"), unless the maturity date is accelerated as set forth herein or unless sooner paid in full.

2. INTEREST. Simple interest shall accrue and be payable on the outstanding principal amount of this Note at the rate of Five and One Half Percent (5.5%) per annum from the date of this Note until the principal amount is paid in full. Interest on this Note shall be computed on the basis of a Three Hundred and Sixty (360) day year. All accrued interest shall be due and payable annually on May 18 of each year that any portion of the principal amount of this Note is outstanding, beginning May 18, 2002, and on the date on which all principal is due and payable, whether on the Maturity Date, the Accelerated Maturity Date (as defined herein), or upon any prepayment.

3. METHOD OF PAYMENT. Maker shall pay the principal of and accrued interest on this Note in money of the United States. All payments received hereon shall be applied first to interest and then to principal.

4. PREPAYMENT. This Note may be prepaid in whole at any time or in part from time to time prior to the Maturity Date, without premium or penalty, upon payment of the principal amount being prepaid together with interest accrued thereon to the date of prepayment.

5. ACCELERATION OF PAYMENT. In the event that Maker ceases, for any reason, to be an employee of Dick's Sporting Goods, Inc. or any subsidiary of or successor to Dick's Sporting Goods, Inc., the Maturity Date of this Note shall be accelerated to the last date on which Maker is employed by Dick's Sporting Goods, Inc., a subsidiary

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thereof, or successor thereto (the "Accelerated Maturity Date"), and all outstanding principal and accrued interest shall be due and payable on the Accelerated Maturity Date.

6. NEGATIVE PLEDGE OF COMMON STOCK. The loan by Holder to Maker that is represented by this Note is made in connection with the exercise by Maker of employee stock options to purchase One Million Two Hundred Thirty Nine Thousand One Hundred Twenty Three (1,239,123) shares of Common Stock of Dick's Sporting Goods, Inc. (the "Common Stock"), and the proceeds of such loan are being used by Maker solely to pay the exercise price for the Common Stock. Maker covenants and agrees with Holder that so long as any principal, interest, or other amounts are due by Maker to Holder under this Note, Maker shall not, directly or indirectly, (a) sell, assign, transfer, or otherwise dispose of, in one transaction or any series of transactions, all or any portion of the Common Stock; or (b) create, incur, assume, or permit to exist any lien, security interest, or encumbrance of any nature whatsoever on the Common Stock. Maker further covenants and agrees that he shall cause Dick's Sporting Goods, Inc. to place a legend on the certificate representing the Common Stock that identifies the foregoing negative pledge, and that he shall not cause or allow such legend to be removed from such certificate until this Note is paid in full. Notwithstanding the foregoing or any other provision hereof this Note is made with full recourse to any and all monies, funds, properties and other tangible and intangible assets of Maker, in any form and wherever located.

7. EVENTS OF DEFAULT AND REMEDIES. (a) Each of the following shall constitute an event of default ("Event of Default") under this Note: (i) the failure of Maker to repay the outstanding principal and/or accrued interest on the Maturity Date or on the Accelerated Maturity Date; (ii) the failure of Maker to perform, observe, or comply with any other provision of this Note, including but not limited to Section 6 hereof; (iii) the commencement by Maker of a voluntary case under the federal Bankruptcy Code, as amended, or any similar federal or state law now or hereafter in effect; (iv) the commencement of an involuntary case under the federal Bankruptcy Code, or any similar federal or state law now or hereafter in effect, against Maker that is not dismissed within thirty (30) days of its commencement; (v) the initiation by or against Maker of any other proceedings for reorganization, arrangement, or readjustment of any of his debts under any other federal or state law for the relief of debtors, now or hereafter in effect; (vi) the admission by Maker of his inability to pay his debts as they mature or the making by Maker of any assignment for the benefit of his creditors; (vii) the appointment of a receiver, custodian, or trustee for Maker or for any substantial part of his assets; or (viii) the issuance of any attachment or garnishment against the Common Stock.


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         (b) Upon the occurrence of any Event of Default, (i) the principal of and interest on this Note shall, by declaration of acceleration at the option of Holder and without notice to Maker, become immediately due and payable; (ii) interest on the outstanding principal amount shall accrue at the default rate of Twelve Percent (12%) per annum until all principal and interest are paid in full; and (iii) Holder shall be entitled to exercise any and all remedies available at law or in equity.

         (c) Should this Note be placed in the hands of attorneys for collection by reason of an Event of Default, Maker shall pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by Holder in endeavoring to collect any amounts payable hereunder.

6. PLACE OF PAYMENT. Payments hereon are to be made at 200 Industry Drive, RIDC Park West, Pittsburgh, Pennsylvania 15275, or at such other place as Holder may designate in writing from time to time.

7. WAIVERS. Maker hereby waives, to the fullest extent permitted by law, presentment, demand, notice of dishonor and protest of this debt and each and every other notice of any kind respecting this Note.

8. GOVERNING LAW. This Note is made under and governed by the laws of the State of Delaware.


        IN WITNESS WHEREOF, Maker has executed this Note as of the 18th day of May, 2001.



                                        ----------------------------------------
                                        EDWARD W. STACK


WITNESS:


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